UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report: January 9, 2012
(Date of earliest event reported)

ACEM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada --------------------------------	033-55254-36 --------------------------------	87-0485314 ----------------------------------------------
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Corporate Drive, Suite 234
Shelton, CT 06484
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(Address of principal executive offices) (Zip Code)

(203) 222-9333
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(Registrant’s telephone no., including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FIANCIAL INFORMATION

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On January 11, 2012 the Registrant closed on the Acquisition Agreement entered into and approved unanimously by the Board of Directors on December 10, 2011and by the shareholders at a Special Meeting of the Shareholders on January 6, 2012 with Siyar Holding AG, a Swiss corporation, Pure Earth Holding Ltd., a Cyprus corporation, Total Invest International BV, a Netherlands corporation, Wistals Investment Group AG, a Swiss corporation, Vela Heleen Holding GMBH, a Swiss corporation, A van Buuren, an individual resident in the Netherlands, and Sec Attorneys, LLC a Connecticut limited liability company to acquire ACEM Holding AG, a Swiss company.

ACEM Holding AG owns all of the shares of ACCEM Madencihlik Ltd, a Turkish company that acquired from the Turkish state authorities a permit to mine in the county of Merkez, in the north of the village Azikan (Yazibasi) a surface of 490 hectors for the exploration of manganese ore, which according to EMCP AG who performed an expert assessment of the manganese deposit, has a present deposit value of approximately 94.8 million Euros or about $126.4 million U.S. Dollars.

In accordance with the Acquisition Agreement, the Registrant delivered at Closing a ninety five (95%) percent interest in the Registrant in the form of One Hundred Twenty Million (120,000,000) newly issued common shares of the Registrant in the name of the Sellers in accordance with the schedule in the Acquisition Agreement whereby after closing the Registrant had a total of One Hundred Twenty Six Million (126,000,000) issued and outstanding shares.  Share issued to Pure Earth Holding Ltd., Total Invest International BV, Wistals Investment Group AG, and Vela Heleen Holding GMBH were non-dilutive.

In accordance with the Acquisition Agreement, immediately prior to closing the Registrant had no assets or  liabilities other than those owed to governmental agencies and spun out its subsidiary E Med Sub, Inc. a Delaware corporation and any and all other existing assets and operations of EMed.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.01                      Changes in Control of Registrant.

On January 11, 2012 a change in control of the Registrant took place when the Registrant closed on the Acquisition Agreement entered into and approved unanimously by the Board of Directors on December 10, 2011and by the shareholders at a Special Meeting of the Shareholders on January 6, 2012 to acquire ACEM Holding AG, a Swiss company.

In accordance with the Acquisition Agreement, the Registrant delivered at Closing a ninety five (95%) percent interest in the Registrant in the form of One Hundred Twenty Million (120,000,000) newly issued common shares of the Registrant whereby after closing the Registrant had a total of One Hundred Twenty Six Million (126,000,000) issued and outstanding shares.

Item 5.02                      Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 11, 2012 the Registrant closed on the Acquisition Agreement entered into and approved unanimously by the Board of Directors on December 10, 2011and by the shareholders at a Special Meeting of the Shareholders on January 6, 2012 to acquire ACEM Holding AG, a Swiss company.

In accordance with the Acquisition Agreement, Donald Sullivan and Ronald Alexander resigned as officers and directors of the Registrant, and Frans van Rijn was elected to the Board of Directors and appointed as the Registrant’s new Chief Executive Officer and Richard Fokker was elected to the Board of Directors and appointed as the new Chief Financial Officer of the Registrant.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On Friday, January 6, 2012 at a Special Meeting of the Shareholders pursuant to a notice sent on December 26, 2011 to shareholders of record on December 15, 2011, the shareholders representing 3,945,821 by proxy or in person approved by unanimous vote to approve the Acquisition Agreement to acquire ACEM Holding AG.  Only shareholders of record at the close of business on December 15, 2011, the record date fixed by the Board of Directors, were entitled to notice of, and to vote at, the Special Meeting.  At the close of business on the record date, there were 6,250,842 shares of the Company's Common Stock, par value $.001 per share, outstanding and entitled to vote at the meeting.

In accordance with said Acquisition Agreement, the shareholders approved changing the name of the Registrant to Acem Holdings, Inc.  On January 6, 2012 a Certificate of Amendment pursuant to NRS 78.385 and 78.390 reflecting the change of name from E Med Future, Inc. to Acem Holdings, Inc. was fled with the Secretary of State for the State of Nevada.  The filing became official on January 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACEM HOLDINGS, INC.
(Registrant)

Date: April 16, 2012	By: /s/ RICHARD FOKKER
Richard Fokker
Chief Financial Officer and
Director
(Duly Authorized Officer)